UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2016

Paramount Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-36746	32-0439307
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, Suite 1801 New York, New York	10019
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 237-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2016, Paramount Group, Inc. (the “Company”) issued a press release announcing (i) the appointment of Wilbur Paes as Executive Vice President, Chief Financial Officer and Treasurer of the Company, effective March 3, 2016; and (ii) the departure of Michael Walsh as the Company’s Executive Vice President, Chief Financial Officer and Treasurer, effective March 2, 2016. Mr. Paes will serve as both the Company’s principal financial officer and principal accounting officer.

Wilbur Paes Named as Next Chief Financial Officer

Before being appointed Executive Vice President, Chief Financial Officer and Treasurer of the Company, Mr. Paes, 38, was our Senior Vice President, Chief Accounting Officer since August 2014. Prior to joining the Company’s executive management team, Mr. Paes spent over 11 years at Vornado Realty Trust, a publicly traded real estate investment trust, where he held a myriad of positions in accounting and finance, most recently as Senior Vice President of SEC Reporting. Prior to that, Mr. Paes worked for the international public accounting firms of KPMG LLP and Arthur Andersen LLP, where he served some of the firms’ largest real estate clients.

The Company and Mr. Paes entered into an employment agreement (the “Employment Agreement”) dated as of March 3, 2016 (the “Effective Date”). The initial term of the Employment Agreement ends on December 31, 2018 unless earlier terminated and will automatically extend for an additional one-year term at the expiration of the initial term unless either party provides written notice of a non-renewal no later than 180 days prior to the expiration of the initial term. Under the terms of the Employment Agreement, Mr. Paes will receive an annual base salary of $525,000, subject to potential merit increases (but not decreases) each year.

The Employment Agreement also provides for a target annual bonus in the amount of at least 125% of base salary. The amount of the actual bonuses will be made by the compensation committee of the Company’s board of directors, in its sole discretion, based on such factors relating to the performance of Mr. Paes or the Company as it deems relevant and may be more or less than the target amount.

Additionally, pursuant to the Employment Agreement, on or about the Effective Date the Company will grant to Mr. Paes an equity award consisting of 125,000 service-based long-term incentive plan units in the Company’s operating partnership (“LTIP Units”), with such equity award vesting ratably over a four-year period.

Termination without cause or for good reason

The Employment Agreement provides that upon the termination of Mr. Paes’s employment by the Company without “cause” (as defined in the Employment Agreement) or by Mr. Paes for “good reason” (as defined in the Employment Agreement), subject to Mr. Paes signing a separation agreement and mutual release, Mr. Paes will be entitled to the following severance payments and benefits:

•	a lump sum cash payment equal to (x) Mr. Paes’s then-current annual base salary, plus (y) the average of the annual cash incentive bonuses earned by Mr. Paes with respect to the three most recent fiscal years ending on or before the date of termination, but in no event less than $750,000; or, in the event such termination occurs in connection with or within two years after a change in control (as defined in the Employment Agreement), a lump sum cash payment equal to two times such amount;

•	a prorated portion of the annual bonus for the year of termination, calculated based on Mr. Paes’s target bonus for such year;

•	a lump sum cash payment equal to the annual premium payable by us for Mr. Paes’s health and dental insurance; or, in the event such termination occurs in connection with or within two years after a change in control, a lump sum cash payment equal to 1.5 times such amount; and

•	accelerated vesting of all equity grants subject to only time-based vesting based on continued employment, with the vesting of equity grants with performance vesting only accelerated to the extent provided by the applicable award agreement.

The Employment Agreement does not provide for any tax gross ups and, in the event Mr. Paes becomes subject to the Section 280G golden parachute excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), the amounts payable as described above would be reduced to the level so that the excise tax will not apply, but only if such reduction would result in a greater after-tax amount to Mr. Paes. Mr. Paes’s Employment Agreement provides that, upon a change in control, we will set aside funds in a rabbi trust in an amount sufficient to pay the severance payments due in the event of the termination of Mr. Paes in connection with or within two years after a change in control of the Company either by the Company without “cause” or by Mr. Paes for “good reason,” provided that Mr. Paes will only be entitled to these funds in the event Mr. Paes’s employment is actually terminated in connection with or within two years after a change in control of the Company either by the Company without “cause” or by Mr. Paes for “good reason.”

Termination in the event of death or disability

The Employment Agreement provides that in the event Mr. Paes’s employment is terminated on account of his death or disability, Mr. Paes or his beneficiary in the case of death will receive the following payments:

•	a prorated portion of the annual bonus payable for the year of such termination, calculated based on actual achievement of applicable performance metrics for the applicable year; and

•	accelerated vesting of all equity grants subject to only time-based vesting based on continued employment, with the vesting of equity grants with performance vesting only accelerated to the extent provided by the applicable award agreement.

Under the Employment Agreement, Mr. Paes is subject to certain restrictive covenants, including non-competition and non-solicitation covenants during his employment with the Company and for six months after termination of employment.

The summary of Mr. Paes’s Employment Agreement set forth above is qualified in its entirety by reference to Exhibit 10.1, which is incorporated herein by reference.

Separation Agreement with Michael Walsh

The Company and Mr. Walsh executed a Separation Agreement and Release (the “Separation Agreement”) dated March 2, 2016 (the “Separation Date”). Pursuant to the Separation Agreement, as required by the terms of the employment agreement dated March 26, 2015 between the Company and Mr. Walsh (the “Initial Employment Agreement”), Mr. Walsh will receive a single lump sum payment in the amount of $1,019,265, less applicable tax-related deductions and withholdings. In addition, effective 30 days after the Separation Date, Mr. Walsh’s currently outstanding unvested option and service-based LTIP Units shall immediately vest and the period in which he may exercise his option was extended to the second anniversary of the Separation Date. Mr. Walsh shall retain his performance-based LTIP Unit award granted on April 1, 2015, and shall remain eligible to earn a pro-rata portion of such award, subject to attainment of performance vesting conditions at the end of the three-year performance period.

The Separation Agreement also provides that effective for the three-month period (the “Consulting Period”) from the later of the Separation Date or the first business day following the expiration of the seven-day revocation period, Mr. Walsh shall provide transition consulting services to the Company. Mr. Walsh shall provide consulting services at reasonable times as requested by the Company’s Chairman, President and Chief Executive Officer. Subject to Mr. Walsh’s continued availability to perform consulting services and his use of commercially reasonable efforts to perform requested consulting services, the Company shall pay Mr. Walsh $33,333 per month for the Consulting Period in consulting fees.

Pursuant to the Initial Employment Agreement, Mr. Walsh will remain subject to certain restrictive covenants, including non-solicitation and non-interference covenants, for 12 months after the Separation Date, and non-competition covenants, during the Consulting Period.

The summary of Mr. Walsh’s Separation Agreement set forth above is qualified in its entirety by reference to Exhibit 10.2, which is incorporated herein by reference.

Attached as Exhibit 99.1 is the press release the Company issued regarding Mr. Paes’s appointment and the departure of Mr. Walsh.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1	Employment Agreement among Paramount Group, Inc., Paramount Group Operating Partnership LP and Wilbur Paes.

10.2	Separation Agreement and Release among Paramount Group, Inc., Paramount Group Operating Partnership LP and Michael Walsh.

99.1	Press Release of Paramount Group, Inc. dated March 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT GROUP, INC.

By:	/s/ Gage Johnson
Name:	Gage Johnson
Title:	Senior Vice President, General Counsel and Secretary

Date: March 8, 2016